Exhibit 10.4

DIRECTOR AND OFFICER

INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement (this “Agreement”), is made and entered into effective this ____ day of [●] (the “Effective Date”), by and between Acuren Corporation, a company incorporated in the British Virgin Islands (together with its successors and assigns, the “Company”), and _____________ (“Indemnitee”).

WHEREAS, it is essential to the Company that it be able to retain and attract as directors and officers the most capable individuals available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms and conditions of directors’ and officers’ liability insurance have made it increasingly difficult for public companies to attract and retain as directors and officers the most capable individuals available;

WHEREAS, the Amended and Restated Memorandum and Articles of Association of the Company (as amended or amended and restated from time to time, the “Memorandum & Articles”) permit the indemnification of present or former directors of the Company and persons who presently serve or formerly served as a director of the Company or in any other capacity for another entity at the request of the Company;

WHEREAS, under the BVI Business Companies Act, 2004 (the “Companies Act”), the indemnification and advancement of expenses provided by, or granted pursuant to, Section 132 of the Companies Act is not exclusive of any other rights to which the individual seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the individual’s official capacity and as to acting in another capacity while serving as a director of the Company;

WHEREAS, the Company expects to change its jurisdiction of incorporation (the “Domestication”) from the British Virgin Islands to the State of Delaware pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, upon the effectiveness of such Domestication pursuant to the DGCL, the Company, as a domesticated Delaware corporation, will for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company, as a domesticating British Virgin Islands company, and from and after the effectiveness of the Domestication pursuant to the DGCL (the “Domestication Effective Time”), references herein to the Company shall be deemed to be the Company, as a Delaware corporation;

WHEREAS, the Company expects that the certificate of incorporation of the Company in effect immediately following the Domestication Effective Time (as amended or amended and restated from time to time after the Domestication Effective Time, the “Charter”), will provide that a director of the Company (and may provide that an officer of the Company) shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except to the extent that such exemption from liability or limitation thereof is not permitted by the DGCL;

WHEREAS, the Company expects that the bylaws of the Company in effect immediately following the Domestication Effective Time (as amended or amended and restated from time to time after the Domestication Effective Time, the “Bylaws”), will provide for the indemnification of and advancement of expenses to the Company’s directors and officers under certain circumstances;

WHEREAS, under the DGCL, the Charter and the Bylaws are not exclusive and the Company is permitted to make other or additional indemnification and advancement agreements;

WHEREAS, to promote the Company’s ability to attract and retain qualified individuals to serve as directors and officers of the Company, the Company maintains, and will continue to attempt to maintain, directors’ and officers’ liability insurance to protect the Company’s directors and officers from certain liabilities;

[WHEREAS, Indemnitee and the Company are parties to that certain Independent Non-Founder Director Letter of Appointment dated May 17, 2023 (the “Letter of Appointment”), which Indemnitee and the Company desire to terminate immediately prior to the Effective Date;]

WHEREAS, the Company desires that Indemnitee serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Company;

WHEREAS, to further promote the Company’s ability to attract and retain qualified individuals to serve as directors and officers of the Company, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Company or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in serving or continuing to serve, as applicable, in Indemnitee’s position as a director and/or officer, as applicable, of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(b) “Board of Directors” shall mean the Board of Directors of the Company.

(c) “Change in Control” shall mean (i) any merger, consolidation, share exchange or business combination involving the Company or any Subsidiary (as defined below), in either case, other than a merger, consolidation, share exchange or business combination (A) of any Subsidiary with and into the Company or (B) in which less than fifteen percent (15%) or more of the voting power of the capital stock or other securities of the Company or any Subsidiary immediately following such transaction are Beneficially Owned by persons who did not Beneficially Own capital stock or other securities of the Company or such Subsidiary, as applicable, immediately prior to such transaction, (ii) any sale, lease, exchange, transfer or other disposition in a single transaction or a series of related transactions, of fifteen percent (15%) or more of the assets of the Company and the Subsidiaries, taken as a whole, (iii) any issuance, purchase or sale of shares of capital stock or other securities representing fifteen percent (15%) or more of the voting power of the capital stock or other securities of the Company or any Subsidiary, including, without limitation, by way of tender or exchange offer, in a single transaction or a series of related transactions, (iv) any liquidation, dissolution or winding up of the Company, or (v) any change in the composition of a majority of the Board of Directors in a single transaction or a series of related transactions, unless, in each case, such transaction described in subsections (i) - (v) hereof was adopted and approved by the members of the Board of Directors (or new or additional members of the Board of Directors nominated or approved by such directors) in office as of the Effective Date.

(d) “Corporate Status” describes the status of an individual who is serving or has served (i) as a director or officer of the Company, (ii) in any capacity or service with respect to any employee benefit plan of the Company or any one or more of the Subsidiaries, (iii) as a director, officer, manager, general partner, trustee, employee or agent of any Subsidiary at the request of the Company while a director or officer of the Company, or (iv) as a director, officer, manager, general partner, trustee, employee, or agent of any other Entity at the request of the Company while a director or officer of the Company.

(e) “Court of Chancery” shall mean the Court of Chancery of the State of Delaware.

(f)   “Disinterested Directors” shall mean the directors of the Company who are not and were not parties to the Proceeding in respect of which indemnification is sought by Indemnitee under this Agreement.

(g) “Entity” (and more than one, “Entities”) shall mean any corporation, limited liability company, company limited by shares, partnership (including, without limitation, any general, limited or limited liability partnership), joint venture, trust, enterprise, non-profit entity, foundation, association, organization or other legal entity.

(h) “Expenses” shall mean all fees, costs and expenses reasonably incurred in connection with any Proceeding (as defined below) or any claim, issue or matter involved in any Proceeding, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, fees, costs, expenses and disbursements of experts or expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, travel expenses (including, without limitation, the travel expenses of experts or expert witnesses, private investigators and professional advisors), duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(i) “Independent Counsel” shall mean a law firm or a member of a law firm that is of outstanding reputation, experienced in matters of corporation law and neither is as of the date of selection of such law firm or member of such law firm, nor has been during the period of three (3) years immediately preceding the date of selection of such law firm or member of such law firm, retained to represent: (a) the Company or Indemnitee in any material matter (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (b) any other party to the Proceeding or any claim, issue or matter involved in any Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or member of a law firm that, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, and Liabilities arising out of or relating to this Agreement or its engagement pursuant to this Agreement. For purposes of this definition, a “material matter” shall mean any matter for which billings exceeded or are expected to exceed $100,000.

(j) “Liabilities” shall mean liabilities, judgments, damages, losses, penalties, excise taxes, fines and amounts paid in settlement.

(k) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, proceeding, litigation, arbitration, mediation, alternate dispute resolution process, investigation, administrative hearing, or appeal, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including, without limitation, a judicial proceeding or arbitration initiated by Indemnitee pursuant to Section 11(a) of this Agreement to enforce Indemnitee’s rights under this Agreement.

(l) “Subsidiary” (and more than one, “Subsidiaries”) shall mean any Entity in which the Company Beneficially Owns at least fifty percent (50%) of the voting power of the capital stock or other securities of such Entity.

2. Services of Indemnitee[; Termination of Letter of Appointment].

[(a)] In consideration of the Company’s covenants and obligations hereunder, Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Company. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by applicable law or by other agreements or commitments of Indemnitee or the Company, if any.

[(b) In consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Indemnitee hereby terminate the Letter of Appointment effective as of immediately prior to the Effective Date without any further action on the part of the Company, Indemnitee or any other Entity.]

3. Agreement to Indemnify and Hold Harmless. Subject to the exceptions contained in Section 4 of this Agreement, if Indemnitee is or was a party to, or is or was threatened to be made a party to, or is or was otherwise involved in any Proceeding (as a deponent, witness or otherwise) in, any Proceeding or any claim, issue or matter involved in any Proceeding by reason of Indemnitee’s Corporate Status, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified and held harmless by the Company against all Expenses and Liabilities actually and reasonably incurred or paid by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter involved in such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

4. Exceptions to Indemnification. Indemnitee shall be entitled to the indemnification provided in Section 3 of this Agreement in all circumstances other than the following:

(a) If indemnification is sought by Indemnitee under Section 3 of this Agreement and it has been adjudicated finally by a court of competent jurisdiction evidenced by a final non-appealable order that, in connection with any Proceeding or any claim, issue or matter involved in any Proceeding out of which the claim for indemnification hereunder has arisen, (i) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to indemnification of Indemnifiable Amounts hereunder with respect to such Proceeding or such claim, issue or matter, as applicable;

(b) If indemnification is sought by Indemnitee under Section 3 of this Agreement and it has been adjudicated finally by a court of competent jurisdiction evidenced by a final non-appealable order that Indemnitee is liable to the Company with respect to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or any claim, issue or matter involved in any such Proceeding out of which the claim for indemnification under this Agreement has arisen, Indemnitee shall not be entitled to Indemnifiable Amounts under this Agreement with respect to such Proceeding or such claim, issue or matter, as applicable, unless the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Amounts which the Court of Chancery or such other court shall deem proper; and

(c) If indemnification is sought by Indemnitee under Section 3 of this Agreement and the Company reasonably determines that indemnification of Indemnitee would violate the securities laws of the United States.

For purposes of this Section 4, including, without limitation and to the fullest extent permitted by applicable law, in the court adjudication contemplated by this Section 4, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, without reasonable cause to believe that Indemnitee’s conduct was unlawful, if Indemnitee’s act or omission is based, in good faith, upon (i) the records of the Company, (ii) such information, opinions, reports or statements presented to the Company, the Board of Directors or any committee of the Board of Directors by any of the Company’s officers, employees, directors, other committees of the Board of Directors, legal counsel, professional advisors, experts or any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, and/or (iii) such information, opinions, reports or statements presented to an Entity for which Indemnitee has Corporate Status or such Entity’s officers, employees, directors, committees of such Entity’s board of directors, managers, general partners, trustees, legal counsel, professional advisors, experts or any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of such Entity.

5. Procedure for Indemnification of Indemnifiable Amounts.

(a) Indemnitee shall, following the final adjudication by a court of competent jurisdiction evidenced by a final nonappealable order, submit to the Company a written claim specifying the Indemnifiable Amounts for which Indemnitee seeks indemnification under Section 3 of this Agreement and the basis for such claim. At the reasonable request of the Company, Indemnitee shall furnish such documentation or information as is reasonably available to Indemnitee and reasonably necessary to establish that Indemnitee is entitled to indemnification under Section 3 of this Agreement, and the Company shall pay any fees, costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, duplicating, printing and binding costs, telephone and facsimile transmission charges, postage, delivery services, secretarial services and other disbursements and expenses actually and reasonably incurred by Indemnitee in furnishing such documentation or information. Notwithstanding the foregoing provisions of this Section 5(a), Indemnitee shall not be required to furnish documentation or information where the provision of such documentation or information by Indemnitee reasonably could be expected to (i) result in the loss of the attorney-client privilege or similar privilege or protection, (ii) be prohibited by applicable law, or (iii) be prohibited by the terms of any agreement to which Indemnitee is a party.

(b) Upon submission of a written claim for indemnification of Indemnifiable Amounts pursuant to the first sentence of Section 5(a) of this Agreement, a determination with respect to Indemnitee’s entitlement to indemnification under Section 3 of this Agreement shall be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel (selected as provided in Section 5(c) of this Agreement) in a written opinion directed to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors (provided there is a minimum of three (3) Disinterested Directors), even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (provided there is a minimum of three (3) Disinterested Directors), even though less than a quorum of the Board of Directors, or (C) if there are less than three (3) Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel (selected as provided in Section 5(c) of this Agreement) in a written opinion directed to the Board of Directors, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate in the making of a determination with respect to Indemnitee’s entitlement to indemnification under Section 3 of this Agreement, including, without limitation, by providing such documentation or information that is reasonably requested in writing by the Company and reasonably available to Indemnitee; provided, however, that Indemnitee shall not be required to provide documentation or information where the provision of such documentation or information by Indemnitee reasonably could be expected to (i) result in the loss of the attorney-client privilege or similar privilege or protection, (ii) be prohibited by applicable law, or (iii) be prohibited by the terms of any agreement to which Indemnitee is a party.

Any fees, costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, duplicating, printing and binding costs, telephone and facsimile transmission charges, postage, delivery services, secretarial services and other disbursements and expenses actually and reasonably incurred by Indemnitee cooperating as provided in the foregoing sentence shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification under Section 3 of this Agreement) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) If the determination of entitlement to indemnification under Section 3 of this Agreement is to be made by Independent Counsel pursuant to Section 5(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 5(c). If a Change in Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the following sentence shall apply), by Indemnitee’s provision of written notice to the Company advising the Company of the identity of Independent Counsel within ten (10) calendar days after the Company’s receipt of a written claim for indemnification pursuant to the first sentence of Section 5(a). If a Change in Control shall not have occurred, Independent Counsel shall be selected by the Board of Directors, by the Company’s provision of written notice to Indemnitee advising Indemnitee of the identity of Independent Counsel within ten (10) calendar days after the Company’s receipt of a written claim for indemnification pursuant to the first sentence of Section 5(a) of this Agreement. The Company (in the event of the provision of written notice by Indemnitee as provided in the second sentence of this Section 5(c)) or Indemnitee (in the event of the provision of written notice by the Company as provided in the third sentence of this Section 5(c)), as applicable, may object to the selection of Independent Counsel by Indemnitee or the Company, as applicable, by the provision written notice to Indemnitee or the Company, respectively, of an objection to such selection within ten (10) calendar days after receipt of written notice of selection of Independent Counsel by Indemnitee or the Company, as applicable; provided, however, that such objection may be asserted only on the ground that Independent Counsel selected by Indemnitee (in the event of the provision of written notice by Indemnitee as provided in the second sentence of this Section 5(c)) or the Company (in the event of the provision of written notice by the Company as provided in the third sentence of this Section 5(c)) does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the written objection shall set forth with particularity the factual basis of such assertion. Absent the delivery of a proper and timely objection in accordance with the foregoing sentence, the law firm or the member of a law firm selected by Indemnitee (in the event of the provision of written notice by Indemnitee as provided in the second sentence of this Section 5(c)) or the Company (in the event of the provision of written notice by the Company as provided in the third sentence of this Section 5(c)) shall act as Independent Counsel; in the event of the delivery of a proper and timely objection in accordance with the foregoing sentence, the law firm or the member of a law firm selected by Indemnitee (in the event of the provision of written notice by Indemnitee as provided in the second sentence of this Section 5(c)) or the Company (in the event of the provision of written notice by the Company as provided in the third sentence of this Section 5(c)) shall not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery selects such law firm or such member of a law firm as Independent Counsel as further provided in this Section 5(c). If, within twenty (20) calendar days after the Company’s receipt of a written claim for indemnification pursuant to the first sentence of Section 5(a) of this Agreement, no Independent Counsel shall have been selected in accordance with the foregoing provisions of this Section 5(c), then either the Company or Indemnitee may, at the expense of the Company, petition the Court of Chancery to select Independent Counsel, and the law firm or the member of a law firm selected by the Court of Chancery shall act as Independent Counsel. For the avoidance of doubt, the Company shall pay any fees, costs and expenses, including without limitation, reasonable attorneys’ fees, disbursements and retainers, duplicating, printing and binding costs, telephone and facsimile transmission charges, postage, delivery services, secretarial services and other disbursements and expenses actually and reasonably incurred (i) by Independent Counsel in making a determination with respect to Indemnitee’s entitlement to indemnification pursuant to Section 3 of this Agreement, (ii) by Indemnitee and incident to the notice and objection procedures of this Section 5(c), and (iii) by Indemnitee and incident to the petitioning of the Court of Chancery and resulting judicial proceeding pursuant to this Section 5(c).

(d) Subject to Section 4 of this Agreement, the Company shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days after receipt of such written claim.

6. Indemnification for Expenses of a Participant. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of his Corporate Status, a participant (as a deponent, witness or otherwise) in any Proceeding to which Indemnitee is or was not a party or is or was not threatened to be made a party, Indemnitee shall be indemnified as provided in Section 3 of this Agreement.

7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a) Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status, a party to and is or was successful, on the merits or otherwise, as to any Proceeding or any claim, issue or matter involved in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred with respect to such Proceeding or such claim, issue or matter, as applicable. In furtherance and not in limitation of the foregoing, and by way of further explanation, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters involved in such Proceeding, the Company shall indemnify Indemnitee against all Expenses with respect to each successfully resolved claim, issue or matter.

(b) For purposes of this Section 7, “successful” shall, to the fullest extent permitted by applicable law, include, but not be limited to, (i) a termination, withdrawal or dismissal (with or without prejudice) of any Proceeding or any claim, issue or matter involved in any Proceeding, without any express finding of liability or guilt against Indemnitee, (ii) the expiration of one hundred twenty (120) days after the making of any claim or threat of any Proceeding without the institution of same and without the entering into of any settlement or compromise with respect to such claim or threat, or (iii) the entering into of any settlement or compromise with respect to any Proceeding or any claim, issue or matter involved in any Proceeding pursuant to which Indemnitee is obligated to pay or is found liable for an amount less than $50,000.

8. Effect of Certain Resolutions; Waiver of Right of Contribution Against Indemnitee. Neither the termination of any Proceeding or any claim, issue or matter involved in any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contedere or its equivalent, nor the failure of the Company to award indemnification or to determine that indemnification is payable, shall create a presumption that Indemnitee is not entitled to indemnification under this Agreement. The Company hereby waives, to the fullest extent permitted by applicable law, any right of contribution that it may have against Indemnitee with respect to any Proceeding or any claim, issue or matter involved in any Proceeding in which the Company and Indemnitee are jointly liable.

9. Agreement to Advance Expenses; Conditions. The Company shall pay to Indemnitee, all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding or any claim, issue or matter involved in any Proceeding, including, without limitation, a Proceeding by or in the right of the Company and a Proceeding to enforce indemnification and advancement rights under this Agreement, in advance of the final disposition of such Proceeding or such claim, issue or matter, if Indemnitee furnishes the Company with a written undertaking to repay the amount of such Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction evidenced by a final nonappealable order that Indemnitee is not entitled under Section 3 of this Agreement to indemnification with respect to such Expenses. To the fullest extent permitted by applicable law, such undertaking shall be an unlimited general obligation of Indemnitee, shall be accepted by the Company without regard to the financial ability of Indemnitee to make repayment, and shall in no event be required to be secured.

10. Procedure for Advancement of Expenses. Indemnitee shall submit to the Company a written claim specifying the Expenses for which Indemnitee seeks advancement under Section 9 of this Agreement, and the basis for such claim, together with documentation evidencing that Indemnitee has actually and reasonably incurred such Expenses. Notwithstanding the foregoing, Indemnitee shall not be required to furnish documentation or information where the provision of such documentation or information by Indemnitee reasonably could be expected to (i) result in the loss of the attorney-client privilege or similar privilege or protection, (ii) be prohibited by applicable law, or (iii) be prohibited by the terms of any agreement to which Indemnitee is a party. The Company shall advance such Expenses to Indemnitee or on behalf of Indemnitee within thirty (30) calendar days after receipt of such written claim and documentation.

11. Remedies of Indemnitee.

(a) Right to Petition the Court of Chancery or Initiate Arbitration. In the event that Indemnitee submits to the Company a written claim for indemnification of Indemnifiable Amounts under Sections 3 and 5 of this Agreement or submits to the Company a written claim for advancement of Expenses under Sections 9 and 10 of this Agreement, and the Company fails to make such indemnification or advancement, as applicable, pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery or initiate an arbitration as provided in Section 18(d), as applicable, to enforce the Company’s obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding or arbitration initiated under Section 11(a) of this Agreement, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification of Indemnifiable Amounts or advancement of Expenses, as applicable, under Section 3 of this Agreement.

(c) Expenses. The Company agrees to reimburse Indemnitee in full for any Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending, prosecuting or settling any judicial proceeding or arbitration initiated by Indemnitee under Section 11(a) of this Agreement, except where such judicial proceeding or arbitration or any claim, issue or matter involved therein is adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order in favor of the Company.

(d) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, any judicial proceeding or arbitration initiated under Section 11(a) of this Agreement, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in such judicial proceeding or arbitration that the Company is bound by all the provisions of this Agreement.

(e) Failure to Act Not a Defense. Neither the failure of the Company (including, without limitation, the Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the indemnification of Indemnifiable Amounts, nor an actual determination by the Company (including, without limitation, the Board of Directors or any committee thereof, independent legal counsel or the Company’s stockholders) concerning the permissibility of the indemnification of Indemnifiable Amounts, shall be a defense in any judicial proceeding or arbitration initiated under Section 11(a) of this Agreement, and neither shall create a presumption that such indemnification is not permissible under this Agreement.

12. Notice By Indemnitee; Defense of the Underlying Proceeding.

(a) Notice by Indemnitee. Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or any claim, issue or matter involved in any Proceeding which may result in the indemnification of Indemnifiable Amounts or the advancement of Expenses under this Agreement; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive indemnification of Indemnifiable Amounts or advancement of Expenses under this Agreement, except to the extent the Company’s ability to defend in such Proceeding or such claim, issue or matter is materially prejudiced thereby.

(b) Defense by Company. Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) of this Agreement, the Company shall have the right to defend Indemnitee in any Proceeding or any claim, issue or matter involved in any Proceeding which may give rise to the indemnification of Indemnifiable Amounts under this Agreement; provided, however, that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of the Company’s receipt of notice of any such Proceeding or such claim, issue or matter under Section 12(a) of this Agreement. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding or such claim, issue or matter, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding or any claim, issue or matter involved in a Proceeding brought by Indemnitee under Section 5(c) or Section 11(a) of this Agreement or pursuant to Section 20 of this Agreement.

(c) Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b) of this Agreement, (i) if in a Proceeding or a claim, issue or matter involved in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (A) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to such Proceeding or such claim, issue or matter which are inconsistent with the position of other defendants in such Proceeding or such claim, issue or matter, as applicable, or (B) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (ii) if the Company fails to assume the defense of such Proceeding or such claim, issue or matter in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel reasonably acceptable to the Company, which separate legal counsel shall represent other defendants in such Proceeding or such claim, issue or matter that are similarly situated to Indemnitee, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other Entity or individual takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding or any claim, issue or matter involved in any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee under this Agreement, except with respect to any Proceeding or any claim, issue or matter involved in any Proceeding that is resolved in favor of the Company, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

(d) Consent to Judgment or Settlement or Compromise by Indemnitee. Indemnitee shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or consent to or enter into any settlement or compromise with respect to any Proceeding or any claim, issue or matter involved in any Proceeding with respect to which the Company may have indemnification or advancements obligations to Indemnitee under this Agreement. The Company shall have no obligation to indemnify Indemnitee under this Agreement with respect to any Proceeding or any claim, issue or matter involved in any Proceeding for which a judgment, settlement or compromise is consented to or entered into by Indemnitee without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

13. Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or equitable principles.

14. Insurance. From and after the Effective Date and until the sixth (6th) anniversary of Indemnitee’s termination of service as a director and/or officer of the Company, as applicable, whether by death, resignation, disqualification, removal or otherwise, the Company shall, to the maximum extent available, cover Indemnitee under any insurance policy secured for the directors and officers of the Company or other Entity for which Indemnitee has Corporate Status.

15. Contract Rights Not Exclusive. The rights to indemnification of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law or the Memorandum & Articles, Charter or Bylaws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action (or inaction) in Indemnitee’s official capacity and as to action (or inaction) in any other capacity as a result of Indemnitee’s serving as a director and/or officer, as applicable, of the Company.

16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including, without limitation, to the fullest extent permitted by applicable law, any transferee of all or a substantial portion of the business, shares or stock and/or assets of the Company and any direct or indirect successor to the Company by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. To the fullest extent permitted by applicable law, the Company shall cause any successor to the business, stock and/or assets of the Company or the direct or indirect successor to the Company by merger or consolidation or otherwise by operation of law to assume and agree to perform this Agreement in the same manner as if no such succession had taken place. This Agreement shall continue for the benefit of Indemnitee and the heirs, personal representatives, executors and administrators of Indemnitee after Indemnitee has ceased to have Corporate Status.

17. Other Sources; Subrogation. The Company’s obligation to indemnify or advance expenses to Indemnitee, if any, under this Agreement shall be reduced by the amount Indemnitee receives, as indemnification or advancement of expenses from any other Entities or individuals or any insurance policy. In the event of any indemnification of Indemnifiable Amounts or advancement of Expenses by the Company under this Agreement, the Company shall, to the fullest extent permitted by applicable law, be subrogated to the extent of such indemnification or advancement to all of the rights of contribution or recovery of Indemnitee against other Entities or individuals and have a right of contribution against such other Entities or individuals, and, in furtherance thereof, Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including, without limitation, securing the execution and delivery by such other Entities or individuals of an agreement as to the division of indemnification and advancement liabilities as between such other Entities or individuals and the Company, in a manner reasonably acceptable to the Company prior to the payment by the Company of any such Indemnifiable Amounts or Expenses and/or the execution and delivery of such documents as are reasonably necessary to enable the Company to bring any action, suit or proceeding to enforce such rights.

18. Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

(b) To the fullest extent permitted by applicable law, and except to the extent permitted by Section 18(d) of this Agreement, the Company and Indemnitee hereby (i) agree that all claims, controversies or disputes arising out of or relating to this Agreement shall be exclusively resolved by the Court of Chancery, (ii) irrevocably consent and submit to the exclusive personal jurisdiction of the Court of Chancery in any action, suit or proceeding in respect of any claim, controversy or dispute arising out of or relating to this Agreement, (iii) waive and agree not to assert in defense of any claim of improper venue or any claim that the Court of Chancery is an inconvenient forum in any action, suit or proceeding in respect of any claim, controversy or dispute arising out of or relating to this Agreement, (iv) appoint, to the extent that the Company or Indemnitee, as applicable, is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 (or such other registered agent at such other registered office in the State of Delaware listed on the records of the Secretary of State of the State of Delaware as the Company’s agent for service of process in the State of Delaware), and (v) agree that the mailing of process and other papers in connection with any such action, suit or proceeding in the manner provided in Section 22 of this Agreement or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

(c) EACH OF THE COMPANY AND INDEMNITEE ACKNOWLEDGE AND AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH OF THE COMPANY AND INDEMNITEE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE COMPANY AND INDEMNITEE CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS MADE IN THIS SECTION 18(c).

(d) Any claim, controversy or dispute arising out of or relating to this Agreement (other than one for specific performance, injunctive relief or other equitable relief) may, to the fullest extent permitted by applicable law, be resolved by a binding arbitration to be held in New York, New York and administered by the American Arbitration Association (the “AAA”) under the then-prevailing Commercial Arbitration Rules and Mediation Procedures of the AAA. It is the mutual intention of the Company and Indemnitee that the tribunal of one (1) arbitrator be constituted as such as practicable following the submission of any claim, controversy or dispute arising out of or relating to this Agreement to arbitration. Once the arbitrator is appointed, except as otherwise agreed in writing by the Company, on the one hand, and Indemnitee, on the other hand, or as ordered by the arbitrator upon a showing of substantial justification, the hearing on such claim, controversy or dispute shall be held not later than sixty (60) days of such appointment. The arbitrator shall render the arbitrator’s final award not later than sixty (60) days after the hearing on such claim, controversy or dispute, subject to extension by the arbitrator upon a showing of substantial justification. Any discovery in the arbitration shall be limited to information directly relevant to the claim, controversy or dispute subject to the arbitration. The judgment on the award rendered by the arbitrator with respect to the claim, controversy or dispute submitted to arbitration shall, to the fullest extent permitted by applicable law, be final and binding and may be enforced in the Court of Chancery or any other court having jurisdiction thereof.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the Company and Indemnitee.

20. Indemnitee as Plaintiff. Except as provided in Section 5(c) or Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to indemnification of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding or any claim, issue or matter involved in any Proceeding brought by Indemnitee against the Company, any Subsidiary, or any director, manager, general partner or officer of the Company or any such Subsidiary, prior to a Change in Control, unless the commencement of such Proceeding or such claim, issue or matter by Indemnitee was authorized in the specific case by the Board of Directors. This Section 20 shall not apply to (a) affirmative defenses asserted by Indemnitee or any compulsory counterclaims required to be made by Indemnitee in any Proceeding or with respect to any claim, issue or matter involved in any Proceeding brought against Indemnitee, or (b) any Proceeding or any claim, issue or matter involved in any Proceeding brought by Indemnitee against the Company, any Subsidiary, or any director, manager, general partner or officer of the Company or any such Subsidiary, from and after a Change in Control.

21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the Company and Indemnitee. Notwithstanding any other provision of this Agreement or any provision of law to the contrary, to the fullest extent permitted by applicable law, no supplement, modification or amendment of this Agreement shall adversely affect any right or protection of Indemnitee in respect of any act or omission occurring prior to the time of such supplement, modification or amendment. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile or email and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, in each case, to such address as may have been furnished by any party to the other party.

23. Specific Performance. The Company and Indemnitee acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Company and Indemnitee accordingly agree that each of the Company and Indemnitee shall, to the fullest extent permitted by applicable law, be entitled to specific performance, injunctive relief or other equitable relief to specifically enforce the provisions of this Agreement and to prevent breaches of this Agreement in the Court of Chancery without the necessity of proving the inadequacy of monetary damages as a remedy. To the fullest extent permitted by applicable law, the Company and Indemnitee further (a) waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance, injunctive relief or other equitable relief, (b) agree that the right to specific performance, injunctive relief or other equitable relief is in addition to any other remedy available at law or in equity, and (c) agree that in the event of any action, suit or proceeding for specific performance, injunctive relief or other equitable relief to enforce the provisions of this Agreement or to prevent breaches of this Agreement, the Company or Indemnitee, as applicable, will not assert the defense that a remedy of law would be adequate.

24. Counterparts. This Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or email transmission that includes a copy of the sending party’s signature), in which event, all of said counterparts shall be deemed to be originals of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Director and Officer Indemnification Agreement as of the Effective Date.

THE COMPANY:

ACUREN CORPORATION

Name:
Title:

INDEMNITEE:

[___________]

[Signature Page to Director and Officer Indemnification Agreement]